Exhibit 12(b)

CERTIFICATIONS

I, Armen Arus, Principal Executive Officer of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Armen Arus
Armen Arus
Principal Executive Officer

Date:	June 5, 2015

*****

I, Keith D. Kemp, Principal Financial Officer of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Keith D. Kemp
Keith D. Kemp
Principal Financial Officer

Date:	June 5, 2015